UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 24, 2008

West Bancorporation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Iowa	0-49677	42-1230603

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1601 22nd Street, West Des Moines, Iowa	50266

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 515-222-2300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2008, as part of the Capital Purchase Program (the “CPP”) offered under the Emergency Economic Stabilization Act of 2008, West Bancorporation, Inc. (the “Company”) entered into a Letter Agreement, which incorporated therein the Securities Purchase Agreement—Standard Terms (the “Agreement”), with the United States Department of the Treasury (the “Treasury”) pursuant to which the Company issued and sold to the Treasury 36,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, (the “Preferred Stock”).  The Company also issued to the Treasury a ten-year Warrant (the “Warrant”) to purchase 474,100 shares (the “Warrant Shares”) of Company common stock (“Common Stock”) for $11.39 per share, subject to adjustment. In consideration for the Preferred Stock and the Warrant, the Company received proceeds of $36,000,000.  The following description of the Preferred Stock and the Warrant are qualified in their entirety by reference to the Articles of Amendment (as defined below) and Warrant, which are attached as Exhibits 3.2 and 4.1, respectively, and are incorporated by reference herein.

The Preferred Stock qualifies as Tier 1 capital of the Company and will pay cumulative dividends at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter. The Preferred Stock carries with it a liquidation preference of $1,000 per share over the Common Stock. The Preferred Stock has no mandatory redemption or maturity date and is generally non-voting. The Company has the right to redeem the Preferred Stock at its option at any time for a price per share equal to the liquidation preference plus accrued and unpaid dividends through the date of redemption, but until February 15, 2012, the Company may only exercise that right if and to the extent that it has raised aggregate gross proceeds of not less than $9,000,000 from the sale of Common Stock or perpetual preferred stock qualifying as Tier 1 capital.  Any redemption of the Preferred Stock requires the approval of the Federal Reserve.  The restrictions on redemption are set forth in the Articles of Amendment, attached hereto as Exhibit 3.2.

Prior to December 31, 2011, unless the Company redeems the Preferred Stock or the Treasury transfers the Preferred Stock to a non-affiliated third party, the consent of the Treasury will be required for the Company to (i) make distributions or pay dividends on its Common Stock other than regular quarterly dividends of not more than $.16 per share (which is the amount of the most recently declared regular dividend) or (ii) redeem, purchase or acquire shares of Common Stock or other equity or capital securities of the Company, other than in connection with the administration of its benefit plans consistent with past practice and certain other circumstances specified in the Agreement. In addition, pursuant to the Articles of Amendment approved by the Company’s Board of Directors and filed with the Secretary of State of Iowa on December 24, 2008, creating the Preferred Stock, the Company’s ability to declare or pay dividends or distributions on, or repurchase Common Stock or other equity or capital securities of the Company (including trust preferred securities) will be subject to restrictions in the event the Company fails to declare and pay full dividends on the Preferred Stock (or set aside a sum sufficient for payment thereof).

The Warrant is immediately exercisable upon its issuance and has an initial exercise price of $11.39 per share of Common Stock. The Warrant includes customary anti-dilution provisions which provide for the adjustment of the exercise price and the number of Warrant Shares upon the occurrence of certain events set forth in the Warrant. Pursuant to the Agreement, the Treasury has also agreed not to exercise voting power with respect to any Warrant Shares issued upon exercise of the Warrant.  The Warrant has a 10-year term.  If the Company receives aggregate gross cash proceeds of not less than $36,000,000 from Qualified Equity Offerings (as defined in the Agreement) on or prior to December 31, 2009, the number of shares of Common Stock issuable pursuant to Treasury’s exercise of the Warrant will be reduced by one half of the original number of shares, taking into account all adjustments, underlying the Warrant.

In the Agreement, the Company agreed that, until such time as Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Agreement, the Company will take all necessary action to ensure that its Benefit Plans (as defined below) with respect to its senior executive officers comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (the “EESA”) as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the date of issuance of the Preferred Stock and the Warrant, and has agreed to not adopt any Benefit Plans with respect to, or which covers, its senior executive officers that do not comply with the EESA. As a condition to the closing of the transaction, each of Messrs. Stanberry, Gulling,

Winterbottom, Eltjes, and Lorenzen, the Company’s Senior Executive Officers (as defined in the Purchase Agreement) (the “Senior Executive Officers”) executed a waiver (the “Waiver”) voluntarily waiving any claim against the Treasury or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with EESA and any guidance or regulation there under and acknowledging that section 111(b) of the EESA may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period the Treasury holds any equity or debt securities of the Company acquired pursuant to the Purchase Agreement or the Warrant. The form of Waivers executed by the Senior Executive Officers is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the transactions described in response to Item 1.01 concerning the Agreement and the issuance of the Preferred Stock and the Warrant that constitute the offering and sale of the Company’s securities, the Company relied upon the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (including the Common Stock issuable upon exercise of the Warrant). The information set forth in Item 1.01 above is incorporated herein by reference.

The Company has agreed with the Treasury to file a “shelf” registration statement under the Securities Act of 1933 to facilitate the potential resale of the Warrant and the shares of Common Stock issuable upon exercise of the Warrant.

The Company did not engage in general solicitation or advertising with regard to the issuance and sale of such securities and has not offered securities to the public in connection with the transactions contemplated by the Agreement. The information being furnished pursuant to this Current Report on Form 8-K and the exhibits attached hereto shall not constitute an offer to sell or the solicitation of an offer to buy such securities.

Item 3.03 Material Modification of Rights to Security Holders.

Upon issuance of the Preferred Stock on December 31, 2008, the ability of the Company to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its Common Stock or other securities, including trust preferred securities, will be subject to restrictions. This includes a restriction against increasing dividends from the last quarterly cash dividend per share ($0.16) declared on the Common Stock. These restrictions will terminate on the earlier of (a) December 31, 2011 or (b) the date on which the Preferred Stock has been redeemed in whole or Treasury has transferred all of the Preferred Stock to third parties. The restrictions described in this paragraph are set forth in the Agreement.

In addition, pursuant to the Articles of Amendment, the ability of the Company to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Common Stock or other securities will be subject to restrictions in the event that the Company fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Preferred Stock. These restrictions are set forth in the Articles of Amendment (Exhibit 3.2).

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information concerning executive compensation set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 24, 2008, the Company filed Articles of Amendment with the Iowa Secretary of State for the purpose of amending its Restated Articles of Incorporation to fix the designations, preferences, limitations and relative rights of the Preferred Stock. The Preferred Stock has a liquidation preference of $1,000 per share. The description of the Preferred Stock fixed by the Articles of Amendment contained in Items 1.01 and 3.03 above is incorporated by reference into this Item 5.03. These Articles of Amendment are attached hereto as Exhibit 3.2 and are incorporated by reference herein.

Item 8.01 Other Events.

On December 24, 2008, the Company filed Articles of Amendment with the Iowa Secretary of State for the purpose of amending its Restated Articles of Incorporation to authorize a class of preferred stock.  These Articles of Amendment are attached hereto as Exhibit 3.1 and are incorporated by reference herein.

On December 31, 2008, the Company issued a press release announcing the closing of the transactions described above under Item 1.01.  A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description
3.1	Articles of Amendment to the Restated Articles of Incorporation filed with the Iowa Secretary of State on December 24, 2008
3.2
Articles of Amendment  to the Restated Articles of Incorporation  filed with the Iowa Secretary of State on December 24, 2008, designating the terms  of Fixed Rate Cumulative Perpetual Preferred Stock, Series A

4.1	Warrant to Purchase Shares of Common Stock, of the Company

10.1
Letter Agreement, dated December 31, 2008, including Securities Purchase Agreement – Standard Terms incorporated by reference therein, between the Company and the Treasury, with respect to the issuance and sale of the Preferred Stock and the Warrant.

10.2	Form of Waiver executed by each of Thomas E. Stanberry, Douglas R. Gulling, Brad L. Winterbottom, Scott D. Eltjes and Jeffrey D. Lorenzen.

99.1	Press Release dated December 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

December 31, 2008	By: Douglas R. Gulling
Name: Douglas R. Gulling
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Articles of Amendment to the Restated Articles of Incorporation filed with the Iowa Secretary of State on December 24, 2008
3.2
Articles of Amendment to the Restated Articles of Incorporation filed with the Iowa Secretary of State on December 24, 2008, designating the terms of Fixed Rate Cumulative Perpetual Preferred Stock, Series A

4.1	Warrant to Purchase Shares of Common Stock, of the Company
10.1
Letter Agreement, dated December 31, 2008, including Securities Purchase Agreement – Standard Terms incorporated by reference therein, between the Company and the Treasury, with respect to the issuance and sale of the Preferred Stock and the Warrant.

10.2	Form of Waiver executed by each of Thomas E. Stanberry, Douglas R. Gulling, Brad L. Winterbottom, Scott D. Eltjes Jeffrey D. Lorenzen.
99.1	Press Release dated December 31, 2008